EMPLOYMENT AGREEMENT
                              --------------------


                AGREEMENT made as of this 27th day of June, 2003 by and between KNIGHTSBRIDGE FINE WINES, INC., a Nevada corporation, with an address at 65 Shrewsbury Road, Livingston, New Jersey 07039 (the "Corporation") and JOESEPH L. CARR, residing at 659 Western Ave, Albany N.Y 12203 ("Carr").

                               W I T N E S S E T H

                WHEREAS, the Corporation seeks the employment of Car as its Executive Vice-President Sales and Marketing because of his presidency of Mildara Blass Wines, Inc.; his extensive knowledge of the wine industry and the methods of sales and marketing wines; his knowledge of the wine industry and the methods of sales and marketing wines; his knowledge of price points, customers and the wholesale wine industry; and

                WHEREAS, the Corporation wishes to employ Carr as an executive employee of the Corporation on a full time basis and Carr wishes to accept such employment; and

                WHEREAS, the Corporation considers the availability of Carr's services to be important to the successful conduct of the operations of the Corporation's business and desires to secure for itself the availability of his services; and

                WHEREAS, Carr desires to become an employee of the Corporation and serve in such capacities and perform all such duties as the Board of Directors of the Corporation shall assign.

                NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth the Corporation and Carr hereby agree as follows:

                1. Employment. The Corporation hereby employs Carr on a full time basis as an executive employee of the Corporation and Carr hereby accepts such full time employment, on the terms and conditions hereinafter set forth.
The   Corporation   agrees   that,   as   his   initial   position    hereunder,


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contemporaneously  with the  commencement  of term of employment (as hereinafter defined), the Board of Directors of the Corporation shall initially elect Carr to the office of Executive Vice President of Sales & Marketing. Carr shall have such titles and such authority as, in the opinion of the Board of Directors of the Corporation, is necessary or appropriate for him to carry out his duties and obligations under this Agreement.

                2. Services. During the term hereof, Carr shall use his best efforts and devote all of the necessary business time and attention to the performance of such responsibilities and duties.

                3. Term.

                         (a) Except as otherwise  provided in this  Agreement to
the contrary, the terms and conditions of this Agreement, and Carr's employment hereunder, shall be and remain in effect during the period of employment ("Employment Period") established under this Section 3. The Employment Period shall be for a term commencing on July 1, 2003 until such time as such employment is terminated by the Board of Directors of the Corporation. It being understood and agreed that the employment of Carr is totally, in all respects, at the pleasure of the Board of Directors of the Corporation.

                         (b)  Notwithstanding  anything herein  contained to the
contrary, Carr's employment with the Corporation may be terminated during the Employment Period, with or without cause.

                4. Compensation. In consideration for services rendered by Carr under this Agreement, the Corporation shall pay to Carr a base salary ("Base Salary") at an annual rate equal to One Hundred Thirty Thousand Dollars ($130,000) per annum payable in equal monthly installments or in such other manner as the parties shall mutually agree. As a signing bonus, Mr. Carr shall be issued 100,000 shares of common stock in Knightsbridge Fine Wines, and a five year warrant to purchase 0ne hundred thousand (100,000) shares exercisable at $4.00 per share. This warrant to shall vest immediately upon execution of this


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agreement and is non-revocable.  The Corporation further agrees that in addition to the above referenced Base Salary and Signing Bonus, Carr shall also be entitled to a bonus plan to be mutually agreed upon by himself and the Board of Directors and subject of a separate document which shall be made a part hereof as is set forth in full herein.

                5. Employee Benefits Plans. Except as otherwise provided in this Agreement, Carr shall, during the Employment Period, be treated as an employee of the Corporation and be entitled to participate in and receive benefits under any employee benefit plan, fringe benefit plan, retirement or pension plan, incentive savings plan, stock option and appreciation rights plan, or any other incentive compensation plan instituted and maintained from time to time by the Corporation, in accordance with the terms and conditions of such employee benefit and compensation plans and programs, which may by their terms exclude certain categories of part time and/or executive employees.

                6. Working Facilities and Expenses.

                         (a)  Carr's  principal  place  of  employment  shall be
initially located in New York.
                         (b) Automobile. The Corporation shall provide Carr with
a monthly car allowance of Five Hundred Dollars ($500.00), for each month during the Employment Period, subject to increase in the sole and absolute discretion of the Board of Directors

                         (c)  Business  and   Travel.  The   Corporation   shall
reimburse Carr for his ordinary and necessary business expenses, including without limitation, travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon timely presentation to the Corporation of an itemized account of such expenses in such form as the Corporation may reasonably require.

                         (d)  Vacation:  Mr.  Carr  shall be  entitled  to a
minimum of four weeks paid vacation per year, which accrual shall commence immediately upon execution of this agreement. No more than one week in any quarter may be taken without prior approval from the CEO or COO.

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                7.  Termination.  The Corporation shall be entitled to terminate
Carr's employment with the Corporation at any time, with or without cause, in the sole and absolute discretion of the Board of Directors of the Corporation. Upon the termination of Carr's employment with the Corporation, the Corporation shall pay and provide to Carr (i) his earned but unpaid Base Salary through the date of termination and (ii) the benefits, if any, to which he is entitled as a former full time employee under the Corporation's employee plans and programs and compensation plans and programs described in Section 5 ("Accrued but Unpaid Compensation"). All compensation and benefits shall cease on and as of the date of any such termination. The Corporation and Carr hereby stipulate that the payments and benefits provided under this Section 7 are reasonable under the circumstances for all purposes.

                8. Termination For Cause. If the Corporation shall have terminated Carr's employment, in its sole and absolute discretion: (a) for cause which for purposes of this Agreement shall mean a discharge because Carr: (i) has intentionally engaged in dishonest conduct in connection with his performance of services for the Corporation or has been convicted of a felony;
(ii) is in any way enjoined or otherwise prohibited from performing any or all of his duties hereunder as the result of the enforcement or attempted enforcement of any restrictive agreement entered into by Carr at any time in the past, present or future; (iii) has materially breached the terms of this Agreement and he fails to cure such breach within sixty (60) days following written notice thereof from the Corporation; or (b) Carr's death or disability (as used herein "disability" shall mean mental or physical incapacity which prevents Carr from actively fulfilling his duties hereunder for a period of four
(4) months in any consecutive twelve (12) month period). All compensation and benefits shall cease on and as of the date of any such termination for cause and Carr shall only receive his Accrued but Unpaid Compensation. The Corporation and Carr hereby stipulate that the payments and benefits provided under this Section 8 are reasonable under the circumstances for all purposes.

                9. Termination Without Cause. If Board of Directors shall have terminated the employment of Carr at any time, in its sole and absolute discretion, without all compensation and benefits shall cease on and as of the date of any such termination. In such event Carr shall receive his Accrued but Unpaid Compensation as provided for in paragraph 7 and, in addition, Carr shall


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be paid a severance  payment  equal to six month of his base salary in effect on the date prior to his termination without cause. The Corporation and Carr hereby stipulate that the payments and benefits provided under this Section 9 are reasonable under the circumstances for all purposes. However, if control of the Corporation is changed during the period commencing on the date hereof and ending on the third anniversary of this agreement, the Corporation hereby agrees to retain the services of Carr for a minimum of three (3) years from the date of such control change without any reduction in compensation (Base Salary/Bonus Plan/Automobile Allowance) or in the alternative , the Corporation shall make a one-time payment to Carr equivalent to the aggregate of the following: three years of the then Base Salary (as of the date of such change in control or acquisition date) plus three (3) times the highest bonus earned in one of the previous five (5) years plus three (3) years of automobile allowance. Such payment, if elected, shall be made within ten (10) days of termination.

                10. Non-Competitive Restrictions.

                         (a)  During the Term of this  Agreement, Carr shall not
directly or indirectly in any capacity engage in any business nor render any services to or for any person, firm or corporation engaged in the Corporation's business other than the Corporation, except as and to the extent authorized by the Board of Directors of the Corporation or its successor in interest;

                         (b) During the Term of this Agreement and for a  period
of six (6) months immediately following the termination of this Agreement for any reason whatsoever (including expiration), Carr shall not for any reason whatsoever, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity, whether profit or not-for-profit:

                                  (i) Call upon, contact,  divert,  influence or
                         solicit or attempt to call upon, contact, divert, influence or solicit any customer or customers of the Corporation, any subsidiary of the Corporation and/or its successor in interest (together, hereinafter sometimes referred to as the Covenant Entities);

                                  (ii) divulge the names and addresses or any information concerning any customer of or supplier of goods and/or services to the Covenant Entities; and/or


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                                  (iii)  own,  manage,   operate,   control,  be
                         employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar, or related line of business as that now or at any time during the term of this Agreement carried on by any of the Covenant Entities.


                         (c) Carr  represents  and  warrants   to  each  of  the
Covenant Entities that he has substantial experience and abilities in various other fields of endeavor and that any such restrictions will not have a material adverse impact on his ability to obtain and maintain gainful employment should his employment with any Covenant Entity be terminated or otherwise end.

                         (d) In  the  event  it is  determined  by  a  court  of
competent jurisdiction that any provision of this Section 10 exceeds the time, geographic or other limitations permitted by the governing law of this Agreement or any other applicable law in any jurisdiction, then such provision shall be deemed limited to the maximum time, geographic or other limitations permitted by applicable law and the remainder of this Section 9 shall remain valid and in effect.

                         (e) This  Section  shall in no way  limit  the    other
remedies available to the Corporation in accordance with any other Section hereof or any applicable laws.

                11. Confidentiality and Non-Disclosure.

                         (a) As the result of his duties Carr will have access
to some or all of the confidential information pertaining to the Covenant Entities businesses. It is agreed that Confidential Information of the Covenant Entities includes, but is not limited to:

                                  (i) The ideas, methods,  techniques,  formats,
                         formulae, specifications, procedures, designs, processes, systems, control, data and software and/or hardware products which are unique or proprietary to, or a trade secret of any of the Covenant Entities;

                                  (ii) all customer, pricing, financial and marketing information pertaining to the businesses of any of the Covenant Entities;


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                                  (iii)  all  operations,  sales,  training  and
                         other knowledge or materials utilized in the businesses of any of the Covenant Entities;

                                  (iv) all other information now in existence or
                         developed in the future which is similar in nature to any of the foregoing; and

                                  (v)  all   information   which  is  marked  as
                         confidential or explained to be confidential or which, by its nature, is confidential.

                         (b) Carr  understands  that he  will  necessarily  have
access to some or all of the Confidential Information. Carr recognizes the importance of protecting the Confidentiality and secrecy of the Confidential
Information and, therefore, agrees to use his best efforts to protect the Confidential Information from unauthorized disclosure to other persons. Carr understands that protecting the Confidential Information from unauthorized disclosure is critically important to the success and competitive advantage of each of the Covenant Entities and that the unauthorized disclosure of the Confidential Disclosure would greatly damage the Covenant Entities.

                         (c) Carr  agrees  not  to  disclose  any   Confidential
Information to others or use any Confidential Information for his own benefit without the express written consent of the Board of Directors of the Corporation or governing body of the Covenant Entity to which such Confidential Information belongs. Carr agrees to immediately return all Confidential Information, including any copies in his possession upon the request of the Board of Directors of the Corporation or the governing body of the Covenant Entity to which such Confidential Information belongs.

                12. Enforcement of Covenants.

                         (a) The covenants set forth herein on the part of  Carr
shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Carr against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any of the Covenant Entities of the Covenants contained herein.

                         (b)  Employee acknowledges that irreparable damage will
result to the Covenant Entities in the event of the breach of any covenant contained herein and Carr agrees that in the event of such breach, any one or more of the Covenant Entities affected by such breach shall be entitled, in addition to any and all other legal or equitable remedies and damages, to a temporary and/or permanent injunction to restrain the violation thereof by Carr and all of the persons acting for or with Carr.

                         (c) It is  specifically  understood and agreed by  Carr
that each of the Covenant Entities shall have the right to enforce the provisions of this Section 12 as against Carr as it relates to such any such entity

                13. Representations and Warranties; Investigation.

                         (a) Carr  represents  and warrants  that he is  not now
and will not be on the date of commencement of this Agreement a party to any agreement, contract or understanding, whether of employment, agency, or otherwise, which would in any way conflict with, restrict or prohibit Carr from undertaking and performing his duties in accordance with the terms and provisions of this Agreement, and that Carr has the full right and power to enter into and to perform this Agreement in accordance with its terms and provisions.

                         (b) Carr agrees that  before and at any time during his
employment that the Corporation, in its discretion, may investigate Carr's background to confirm that Carr has not filed for bankruptcy (or similar debt relief status) and has no prior criminal record. For this purpose, Carr specifically hereby authorizes the Corporation to obtain such background checks and other information as may be useful.

                14. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon Carr, his legal representatives, heirs and successors, and the Corporation, its successors and assigns, including any successor by a merger or consolidation or statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Corporation may be sold or otherwise transferred.

                15. Notices. Any communication to a party required or permitted under this Agreement including any notice, direction, designation, consent, instruction, objection or waiver shall be in writing and shall be deemed to be given at such time as it is delivered personally, or the earlier of (i) five days after sending or (ii) one day after the first attempted delivery on a non-holiday weekday in the locality of the noticed party (as indicated on a return receipt or records of the carrier), if sent, all fees and charges


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prepaid,  by US Postal Service Express Mail, return receipt  requested,  or by a recognized international Package expedited delivery service (e.g. FedEx, DHL and companies of similar stature) requiring a receipt against delivery, in each case addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other:


                If to Carr:               Joe Carr
                                          659 Western Ave, Albany N.Y 12203

                                  -With a copy by like notice to-

                                          Daniel A. Enring, Esq.
                                          274 Delaware Avenue
                                          Albany, NY 12201-1457


                If to the Corporation:    Knightsbridge Fine Wines, Inc.
                                          c/o Joel A. Shapiro, Chairman
                                          65 Shrewsbury Road
                                          Livingston, New Jersey 07039

                                  -With a copy by like notice to-

                                          Richard H.  Rosenblum, Esq.
                                          Kaufmann, Feiner, Yamin,
                                           Gildin & Robbins, LLP
                                          777 Third Avenue - 24th Floor
                                          New York, New York 10017


Additionally, notice may be given by facsimile transmission, but any such notice shall not be deemed given or effective unless such facsimile transmission is acknowledged as to receipt in a return facsimile or other writing from the noticed party and, if so acknowledged, shall be deemed effective as of the date of such acknowledgment.

                16. Limited Recourse. Carr agrees that he shall look only to the Corporation for performance of any obligations hereunder and that he shall have and seek no recourse against any officer, director and/or shareholder of the Corporation.

                17.  Severability.  A  determination  that any provision of this


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Agreement  is  invalid  or  unenforceable  shall  not  affect  the  validity  or enforceability of any other provision hereof.

                18. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                19. Survival. Any provisions in this Agreement that by their nature encompass obligations extending beyond the termination of this Agreement shall survive the termination of this Agreement.

                20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.



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                21. Headings. The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.

                22. Entire Agreement; Modifications. This instrument contains the entire Agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior Agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its an officer thereof, thereunto duly authorized, and Carr has hereunto set his hand, both as of the date and year first written above.

                                               KNIGHTSBRIDGE FINE WINES, INC., a
                                               Nevada corporation


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                                        By: /s/ Joel A. Shapiro
                                                -------------------------
                                                Joel A. Shapiro, Chairman


                                            /s/ Joe Carr
                                                -------------------------
                                                Joe Carr, Individually